1 INVESTOR PRESENTATION February 2018 EXHIBIT 99.1

2 Non-GAAP Financial Measures and Safe Harbor Non-GAAP Financial Measures Certain financial measures presented herein, including EBITDA, adjusted EBITDA, adjusted net income, adjusted EPS, Conversion Ratio and Net Debt were derived based on methodologies other than in accordance with generally accepted accounting principles (GAAP). We have included these measures because we believe they are indicative of our operating performance, are used by investors and analysts to evaluate us and can facilitate comparisons across periods. As presented by us, these measures may not be comparable to similarly titled measures reported by other companies. EBITDA, adjusted EBITDA, adjusted net income, adjusted EPS, Conversion Ratio and Net Debt should be considered in addition to, not as substitutes for, financial measures presented in accordance with GAAP. For a reconciliation of EBITDA, adjusted EBITDA, adjusted net income, adjusted EPS, and Net Debt to the most comparable GAAP financial measure, see the appendix slides. Safe Harbor Forward Looking Statements: This presentation contains statements related to Nexeo Solutions, Inc.’s (“Nexeo” or the “Company”) future plans and expectations and, as such, includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts. Although the forward-looking statements contained in this presentation reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. The Company’s future results will depend upon various risks and uncertainties, including the risks and uncertainties discussed in the Company’s SEC filings, including in the sections entitled “Risk Factors” in such SEC filings. The Company does not intend to provide all information enclosed in this presentation on an ongoing basis. EXHIBIT 99.1

3 A Leading Global Materials Distributor Source: Company Management; Company Filings; ICIS Top 100 Report, July 2017; Tarnell Data We are obsessed with connecting our customers and suppliers in simple and unimagined ways #5 Global Chemicals Distributor #1 North American Plastics Distributor Revenue $3.6B #3 North American Chemicals Distributor Industry Leading Service Nasdaq NXEO EXHIBIT 99.1

4 Investment Thesis  Industry staged for consolidation – Highly fragmented and emerging industry – Increasing trend for producer consolidation of distribution channels and partners  Nexeo’s business is built for market share growth – Business foundation constructed and positioned with emphasis on growth and scalability  Long-term growth objectives – Grow commodity volumes better than GDP – Grow specialty volumes two to three times the rate of commodities – Supplement growth through targeted bolt on acquisitions at reasonable multiples  Strategic plan for margin expansion – Leverage industry-leading, centralized, proprietary operating platform to drive productivity and cost enhancements across the company – Increase specialty mix by continuing to expand specialty line card with new supplier authorizations and targeted acquisitions Overview Why Nexeo? Ideal Consolidation Platform Demonstrated Differential Growth Productivity and Margin Enhancements Proven Management Team Attractive Industry Growth Characteristics Source: Company Management EXHIBIT 99.1

5 Highly Fragmented, Under-Utilized Industry Trillion Total Annual Market +$400 Billion Third-Party Distribution $4 Billion Nexeo Solutions Sub-optimal compared to other industries Opportunity to create a market leader Top 10 Global Distributors (in millions) 2016 Revenues 1 Brenntag $11,060 2 Univar $8,074 3 Helm $4,110 4 Tricon Energy $3,768 5 Nexeo Solutions* $3,637 6 Sinochem Plastics $1,866 7 IMCD $1,807 8 Azelis $1,687 9 Biesterfeld $1,135 10 Omya $1,129 Source: ICIS Top 100 Report, July 2017 *As of fiscal year ending 09/30/2017 Source: Boston Consulting Group, “Specialty Chemicals Distribution Market Update, April 2014; ICIS Top 100 Report, July 2017; CEFIC Facts and Figures 2017; Wall Street Research % of Sales Through Third-Party Distributors +90% 85% 35% 25% 10% U.S. Roofing Materials ChemicalsU.S. All Steel Drug / Pharmaceutical Specialty Electronics EXHIBIT 99.1

EXHIBIT 99.1

Attractive Industry Growth Characteristics

nexeo solutions

- **Chemicals and plastics distribution represents a large and growing market opportunity**
- **Organic industry growth exceeds economic indices**
  - Consistently outperformed U.S. Gross Domestic Product (GDP) and Industrial Production (IP)
  - Nexeo is well positioned to capture market share by moving up the value chain and redefining chemicals and plastics distribution
- **Third-party distribution for the addressable market remains under-penetrated around 10%**
  - Nexeo drives behavioral change for supplier turnover through ***trust and transparency*** approach
  - Securing share from suppliers contributes to additional above market organic growth
- **Highly fragmented landscape ripe for consolidation**
  - Opportunity to accelerate growth through acquisitions
  - Ability to unlock material scale and scope efficiencies
  - Facilitates extending geographic reach, expanding line card offerings and penetrating attractive end markets

Source: Boston Consulting Group, "Specialty Chemicals Distribution Market Update, April 2014 ICIS Top 100 Report, July 2017; CEFIC Facts and Figures 2010 and 2017; Technavio, "Global Third-party Chemical Distribution Market 2016-2020"

Chemical Distribution Market Historical Growth Performance

Global (in billions)


Third Party Distribution
Global Chemical Industry
$2,981
$4,146
+4.2%
8-Year CAGR
+2.0%
8-Year CAGR
$169
$198
U.S.GDP 8 year CAGR 1.8%
IP 8 year CAGR 1.0%
2008
2016

Highly Fragmented Chemical Distribution Market Poised for Consolidation

Global


Top 5 Distributors 15%
nexeo solutions
Remaining 250+ Distributors 85%

6

7 Two Directional Value Proposition Market Access & Growth Data & Analytics Supply Chain Efficiencies Innovative Sales Channels Suppliers Supplier Priorities  Operate as brand extension  Share customer insights and trends  Generate demand and sustainable growth  Relationships at all levels of the organization Customer Priorities  Industry-leading service  Comprehensive line card to up-sell and cross-sell  Differential customer experience  Solutions provider Product Availability Value for Price Service & Technical Support Proactive Solutions Customers Source: Company Management; Company Filings EXHIBIT 99.1

8 Industry-Leading Supplier Sourcing Value Proposition Composition Top 10 Suppliers ~ 50% Suppliers  Average length of top supplier relationships is 20+ years  Strong sourcing relationships with multiple options for key commodity products and tactfully chosen partnerships for specialty products  Flexible supply agreements without specific obligations to buy Suppliers ~1,400 Market access and growth Regional and end market reach  Technical expertise and capabilities  Aligned to customer behaviors  Data and analytics  Market intelligence  Proprietary pricing tool  Granular visibility into markets  Supply chain efficiencies  Demand forecasting  Supply chain savings with scale  Operational optimization  Last mile expertise  Innovative sales channels  Inside sales  Online presence  Digital marketing  ePortal Source: Company Management; Company Filings as of September 30, 2017 EXHIBIT 99.1

9 Long-Standing, Diverse Customer Base  Product availability  Diverse product portfolio  Inventory management  50K+ unique product SKUs  Value for price  Knowledgeable commercial team  Technical capabilities, expertise and resources  Scale and leverage  Service and technical support  Local and global network coordination  Private fleet  Same day, next day delivery  State of the art lab with research and development team  Proactive solutions  Customer service  Delivery tracking  ePortal access Value Proposition Composition Top 10 Customers ~ 5% Customers  Customer-centric model results in strong, long-term relationships  Largest customers have tenure of 15+ years  Majority of businesses are single location, regional, small to mid-sized customers  Capability to service larger, multi-location, key strategics Customers ~28,100 Countries + 80 Source: Company Management; Company Filings as of September 30, 2017 EXHIBIT 99.1

EXHIBIT 99.1

Extensive Global Network and Footprint

nexeo solutions


Americas
Sales Coverage: North America
Facilities: 50+ and 70+ (3PL)
Private Fleet Units: 1,000+
Revenue $2.9B
Revenue $0.5B
EMEA
Sales Coverage: Pan-European
Focus: Plastics
Facilities: 20+ (3PL)
Asia
Sales Coverage Central/Eastern China
Focus: Chemicals / Plastics
Facilities: 15+ (3PL)
Revenue $0.2B

Global Employee Base

Total Employees	**2,600**
Sales Force	530
Customer Service	250
Product Line Management	80
Operations	1,400

Products 24,000+

Suppliers ~1,400

Customers ~28,000

Source: Company Management; Company Filings as of September 30, 2017

10

11 Nexeo Proprietary Operating Platform Enables Growth NPS POI SUPPLIER Unparalleled level of transparency CUSTOMER Robust, timely exchange of information OPERATIONS Information enables efficient execution COMMERCIAL Real-time information Pricing Competitive intelligence New projects and applications Inventory/demand forecasting Price management Price administration Competitive intelligence Customer applications Opportunity pipeline Price analytics Demand forecast Advanced planning model Opportunity pipeline Delivery status Relationship management Order history  Built tools and integrated systems to create proprietary operating platform  Centralized model exchanges information in real-time  Highly scalable for customers, markets, regions and digital future  Management discipline around data and analytics drives effectiveness Source: Company Management EXHIBIT 99.1

12 Business Model Built for Market Share Growth Strategy Objective Go-To-Market Commercial Strategy Sales Force Effectiveness & Optimization Pricing & Product Line Management Proprietary Operating Platform Network Planning Disciplined sales process and analytics driving performance culture. Digital marketing and sales tools used to analyze customer experience and fuel growth Commercial teams aligned to customer buying behavior and value drivers • Commodity focused on winning with market knowledge, speed and service • Specialty focused on application-specific products and leveraging end market technical expertise Manage working capital efficiently with a state of the art model to maintain global enterprise working capital at 12-14% of revenue Build trust and transparency with supply partners to gain 1-2% additional growth through shifting supplier share to distribution Best-in-class pricing capability with nexprice maximizes value through market knowledge, product knowledge and competitive intelligence Execute pricing in real-time to maintain spreads through various economic cycles Our customers value on-time delivery and reliability of supply. Our suppliers value accurate forecasts to enhance production planning Improve productivity and gross profit to EBITDA conversion ratio with scalable platform Grow commodity volume better than GDP and specialty volume at 2-3x the rate of commodities Data-driven decisions to manage the inherent complexity of the distribution business. Enables holistic real-time view of inventory, costs, profitability and competitive intelligence Source: Company Management EXHIBIT 99.1

13 Positioned for Growth and Margin Expansion  Improved share of wallet; lower rate of churn  Capitalize on supplier outsourcing Commercial Execution Organic Growth Margin Expansion Growth Acceleration Operational Excellence and Specialty Mix Strategic Acquisitions  Pricing focused on optimizing contribution margin  Increasing specialty mix  Drive scale and continue productivity initiatives  Expand suite of value added services  Disciplined approach to bolt on acquisitions  Drive synergies by leveraging centralized platform Deep Customer & Supplier Relationships Extensive Product Knowledge & End Market Expertise Global High Density Distribution Network Innovative Technical Support & Services Brand & Scale Nexeo’s Highly Achievable Growth Objectives are Supported by Sustainable Barriers to Entry Source: Company Management EXHIBIT 99.1

14 Chemicals at a Glance Leading North American distributor commercially aligned to customer buying behavior and value drivers, thereby optimizing customer processes, deepening market expertise and increasing profitability North America 98% Asia 2% CASE 13% Energy 9% Personal Care 6% Chemical Manufacturing 7% IM National 16% IM Local 40% Co-Pack 4% Other 5%  Revenue: $1,667 million  Gross Profit: $ 206 million  Customers: ~14,200 Key Stats Product Market Segment Geography FY2017 Revenue Mix Source: Company Management; Company Filings as of September 30, 2017 Specialties 38% Commodities 62% EXHIBIT 99.1

15 Strong Chemicals Market Position  Specialty focused on application-specific products in development phase  Disciplined approach to providing technical support to shorten sales cycle and increase project pipeline  Commodity focused on winning with market knowledge, speed and service  Disciplined approach to closing key targets and gathering customer consumption data Chemicals Industrial Chemicals Specialty Sales Key Products  Alcohols  Hydrocarbons  Ketones  Glycols  Glycol ethers  Blends Approach  Technical sales and value-added services are required  Key markets include: Coating, Adhesives, Sealants, Elastomers (CASE), Personal Care, and Chemical Manufacturing  Value-added services are modestly rewarded  Commercial teams aligned by geography  Scale advantages with suppliers Customers Suppliers Product Substitutes  Silicones  Surfactants  Resins  Utilize many partners  Network scale and feet on street valued  Ease of doing business  Easy to change  Little loyalty to brand or channel  Short sales cycle  Buy as needed driven by product supply availability  Price sensitive  Expect a quick sales quote and fast delivery options  High service expectations driven by availability of product substitutes  Loyalty to product and brand in specified applications  High cost to switch, often qualifying products  Long sales cycle  Value-added services are critical  High cost to switch distributors as the list of smaller customers serviced by 3rd party is not disclosed  Long project driven sales cycle  Extensive technical support required  Products are normally specified  Unique chemistry not easily duplicated  Innovation is one of few catalysts for product change  Polyurethanes  Silicas Source: Company Management EXHIBIT 99.1

16 Plastics at a Glance Largest North American distributor in segment that produces strong cash flow performance driven by low maintenance capex and limited regulatory requirements Product Market Segment Geography FY2017 Revenue Mix North America 64% EMEA 26% Asia 10%  Revenue: $1,842 million  Gross Profit: $ 167 million  Customers: ~11,700 Key Stats Source: Company Management; Company Filings as of September 30, 2017 PP 31% PE 18% ETP 48% Other 3% Automotive 21% Medical & Pharma 12% Rigid Packaging 8% Industrial 6% Electrical & Electronics 6% Sport & Leisure 4% Other 44% EXHIBIT 99.1

EXHIBIT 99.1

Global Plastics Business Operations

nexeo solutions

Business Overview

Sales	▪ Plastics North America growth driven by key account targets based on share data ▪ Dedicated prospecting team focused on small and medium customer growth
Approach	▪ Commercial teams aligned by geography and have broad knowledge base ▪ Anticipate changing regional markets ▪ Capitalize on short-term product price disconnect
Customers	▪ Service contract molders ▪ Grow specialty through influencing material selection at Original Equipment Manufacturers (OEMs)
Suppliers	▪ Maintain a best-in-class product offering by aligning with global, market-leading suppliers ▪ Support nearly every grade of prime thermoplastic resin for blow molding, extrusion, injection molding and rotational molding
Key Products	▪ Polyolefins ▪ Styrenics ▪ Engineered Thermoplastics
Substitutes	▪ Commodity products are easy to substitute ▪ Engineered Thermoplastics are specified in applications

Source: Company Management

Global Coordination

- Drive globalization by leveraging strategic suppliers in key segments


SABIC IP
BASF ETP
LyondellBasell
ExxonMobil TPE/PE
Flint Hills
Braskem
Nova
INEOS Styrenics
Borealis
Trinseo
DSM
Mitsubishi
Borealis
SABIC IP
BASF ETP
LyondellBasell
Sytrolution
SABIC IP
BASF ETP
LyondellBasell
ExxonMobil
TPE/PE
Flint Hills
Braskem

- Understand global changes to capacity and demand drivers
- Capitalize on industry trends including new regulations, tool movement and aging population



AUTOMOTIVE



HEALTHCARE

17

18 Nexeo Unique Business Synergy  Asset leverage through both lines of businesses  North America operational network excess capacity of approximately 40-50%  Network is indifferent to flowing a pound of chemicals or plastics through the business  Both utilize the same back office support (accounting teams, IT systems, etc.) and operational resources (warehouses, trucks, fork lifts, etc.)  Margin versus absolute gross profit dollar  Plastics gross profit margin is misleading for cash flow generation  Internal EBITDA margin estimates are approximately the same for both Chemicals and Plastics, driven primarily by lower regulatory carrying costs associated with Plastics Margin percentage accretive Fewer gross profit dollars Higher regulatory costs/exposure Margin percentage dilutive More gross profit dollars Lower regulatory costs/exposure Scenario I Scenario II Source: Company Management Acetone Price per pound $0.55 Margin 15% Gross profit per pound $0.08 SG&A ($0.03) Cash flow per pound $0.05 Polycarbonate Price per pound $2.25 Margin 8% Gross profit per pound $0.18 SG&A ($0.07) Cash flow per pound $0.11 EXHIBIT 99.1

19 Robust Growth Potential from Acquisitions Approach  Focused on acquisitions to accelerate growth and expand specialty mix  Capture cost and market synergies  Multiple accretion in the short-term  Prefer proprietary pursuit versus auctions  Increases confidence for cultural alignment and drives synergy execution success Criteria  Target attributes:  Scalable synergies, specialty expansions and extensions of business lines our existing suppliers serve  Largely in regions with existing operations  Increased geographic reach and penetration  Enhanced product offering, technical expertise and value-added services The Right-Deal, at the Right-Time and at the Right-Price Ultra Chem Company Overview  High growth specialty chemical distribution business  Market leading position in specialty chemicals within their region  Strong position with key suppliers and evidence of distribution success provide confidence in long-term growth Strategic Attractiveness  Attractive purchase multiple well below recent specialty comparable transactions  Accretive to Nexeo margin with current EBITDA margins in the double digits  Complementary product portfolio  Entrance into targeted end markets  Regional and high-growth sector opportunity Source: Company Management EXHIBIT 99.1

$3,686 $4,101 $4,515 $3,949 $3,406 $3,637 $3,772 FY2012 FY2013 FY2014 FY2015 FY2016 FY2017 TTM 12/31/17 20 Established Growth Track Record Sales Adjusted EBITDA* and % Margin (1)Gross Profit and % Profit Financial Performance Accelerating Growth and Profitability with Significant Upside  Shedding of low margin customers  Decline in petro-linked pricing ($ in millions) $330 $358 $402 $408 $380 $398 $421 9.0% 8.7% 8.9% 10.3% 11.2% 10.9% 11.2% FY2012 FY2013 FY2014 FY2015 FY2016 FY2017 TTM 12/31/17Gross Profit Gross Profit % $122 $150 $152 $177 $174 $185 $195 3.3% 3.7% 3.4% 4.5% 5.1% 5.1% 5.2% FY2012 FY2013 FY2014 FY2015 FY2016 FY2017 TTM 12/31/17 Adjusted EBITDA* Adjusted EBITDA* % Source: Company Management; Company Filings; Bloomberg *Non-GAAP financial measures; See appendix slides for reconciliation to the most comparable GAAP financial measure (1) Margin defined as adjusted EBITDA* / Sales EXHIBIT 99.1

EXHIBIT 99.1

Cash Generation & Capital Deployment

nexeo solutions

- Strong and consistent cash flow generation
- Well-invested and asset-lite business model with minimal future capex requirements
- Proven deleveraging track record
- Modest working capital requirements and disciplined policies support high free cash generation

Net Debt


$799
$766
$791
4.5x
4.4x
4.3x
FY2015
FY2016
FY2017
Net Debt
Net Leverage

Free Cash Flow


$123
70%
$53
31%
$60
32%
FY2015
FY2016
FY2017
FCF(1)
Cash Conversion(2)

- Capital Allocation Priorities
  - Debt reduction
  - Reinvest in the business to accelerate organic growth and enhance operational initiatives to drive scale
  - Strategic acquisitions with focus on specialty mix and scalable synergies

Capex (3)


$32
0.8%
$19
0.6%
$19
0.5%
FY2015
FY2016
FY2017
Capex
Capex as % Net Sales

Working Capital (4)


$507
12.8%
$465
13.6%
$529
14.5%
FY2015
FY2016
FY2017
WC
WC as % Net Sales

Source: Company Management; Company Filings; Bloomberg
*Non-GAAP financial measures; See appendix slides for reconciliation to the most comparable GAAP financial measure
(1) Free Cash Flow (FCF) defined as Net cash provided by operating activities from continuing operations – Capex, net of proceeds from asset disposal
(2) Cash Conversion defined as (FCF - Capex net of proceeds from asset disposal) / adjusted EBITDA*
(3) Capital expenditures excluding acquisitions and net of proceeds from asset disposal
(4) Working capital defined as Accounts Receivable + Inventory – Accounts Payable

21

22 Attractive Valuation and Growth Characteristics Growth Cash FlowEfficiency Valuation 9.1x 11.2x 11.2x 6.8% -2.6% 5.6%  Advantageous entry point compared to peer valuation multiples  Favorable growth, efficiency and cash flow performance to peers  Consistent operating margin improvement  Minimal currency translation impacts  Strong historical and future growth potential Enterprise Value / 2017A Adjusted EBITDA* Source: Company and Competitor Filings; Bloomberg Note: Financials calendarized for a fiscal year ending September 30; Market data as of 02/13/2018 *Non-GAAP financial measures; See appendix slides for reconciliation to the most comparable GAAP financial measure (1) Conversion ratio defined as adjusted EBITDA* / gross profit (2) Free Cash Flow (FCF) Yield defined as (Net cash provided by operating activities from continuing operations - Capex net of proceeds from asset disposal) divided by market cap Adjusted EBITDA* CAGR 2014A-2017A 2017A Conversion Ratio (1) 2017A FCF Yield (2) 46.3% 33.2% 33.7% 7.3% 4.7% 3.4% Nexeo Competitor 1 Competitor 2 Nexeo Competitor 1 Competitor 2 Nexeo Competitor 1 Competitor 2 Nexeo Competitor 1 Competitor 2 EXHIBIT 99.1

23 Medium Term Outlook and Conclusion Attractive Industry Growth Characteristics Proprietary Operating Platform Ideal for Consolidation Productivity and Margin Enhancements Demonstrated Differential Growth Proven Management Team 1 2 3 4 5  Organic growth compounded in adjusted EBITDA* of 6-8% – Grow commodity volumes better than GDP – Grow specialty volumes two to three times the rate of commodities – Unique organic supplier growth of 1-2% – Growth supplemented by 2-3% additional EBITDA from bolt-on M&A  Adjusted EBITDA* margin expansion of 50-100 bps to 6% – Increased specialty mix – Productivity – Scale  Conversion ratio of gross profit to adjusted EBITDA* expansion to 45-47%  Net leverage ratio 3-4x Source: Company Management *Non-GAAP financial measures; See appendix slides for reconciliation to the most comparable GAAP financial measure (1) Adjusted EBITDA* Margin defined as adjusted EBITDA* / Revenue (2) Conversion ratio defined as adjusted EBITDA* / gross profit (3) Net Leverage defined as Net Debt / adjusted EBITDA* EXHIBIT 99.1

EXHIBIT 99.1

Capital Structure Summary 25 Shares Used For Basic and Fully Diluted EPS Calculation Share Count Basic - Average Common Shares Outstanding 76.8 million Diluted - Average Common Shares Outstanding 77.1 million Shares Excluded From Basic and Fully Diluted EPS Calculation Share Count Founder Shares (1) 12.5 million Warrants (2) 5.8 million* Excess Shares (3) (Deferred Cash Consideration) 5.2 million Note: For a complete description of the Founder Shares, Warrants and Deferred Cash Consideration, see the Company’s (i) Final prospectus related to the Registration Statement on Form S-3/A filed on 08/30/16, (ii) Current Report on Form 8-K filed with the SEC on 06/15/16, and (iii) Current Report on Form 8-K filed with the SEC on 03/22/16 (1) Founder Shares Vesting and Forfeiture: The Founder Shares vest as follows: (i) 50% of the Founder Shares vest on the first day that the last sale price of the Company’s Common Stock equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period; and (ii) the remaining 50% of the Founder Shares vest on the first day that the last sale price of the Company’s common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period; If none of the above vesting requirements are met, the Founder Shares will be forfeited on 06/09/26 (2) Warrants: 50,025,000 warrants are outstanding and have an exercise price of $5.75 per half share of common stock (25,012,500 shares of common stock issuable); Warrants expire 06/09/21 (3) Excess Shares: Deferred Cash Consideration due to TPG and its affiliates in connection with the Business Combination. Triggering events for payment are earlier of (i) date when volume weighted average trading price of the Company’s common stock exceeds $15.00 per share for any 20 trading days in any 30 trading day period or (ii) June 30, 2021. The Company may satisfy payment of the Deferred Cash Consideration with existing cash funds or the issuance of common shares. The amount is calculated at the time of payment as the prevailing price of the Company’s common stock multiplied by the number of Excess Shares *Assumes cashless exercise and stock price of $15.00 per share; Full cash exercise would require $288 million from warrant holders EXHIBIT 99.1

First Quarter Fiscal Year 2018 - Business Update 26  Revenue growth of 17%, driven by strong price execution and specialty growth  First fiscal quarter net income of $27 million, or $0.34 per diluted share  Adjusted* net income of $11 million, or $0.14 per diluted share, excluding net positive impact to contingent consideration  Internal operational excellence metrics indicate solid momentum across the business  New customer activations  Customer churn reduction  Private fleet utilization  On-time delivery rates  Nine new specialty supplier authorizations fiscal year to date  Differentiated business model drives success in specialty growth $33.8 $44.2 Q1-FY17 Q1-FY18 *Non-GAAP financial measure; See appendix slides for reconciliation to the most comparable GAAP financial measure Adjusted* EBITDA Growth Year-Over-Year $168.4 $195.0 TTM Ending 12/31/2016 TTM Ending 12/31/2017 ($ in millions, Unaudited) J a n - 1 6 M a r - 1 6 M a y - 1 6 J u l - 1 6 S e p - 1 6 N o v - 1 6 J a n - 1 7 M a r - 1 7 M a y - 1 7 J u l - 1 7 S e p - 1 7 N o v - 1 7 J a n - 1 8 Chemicals Plastics +16% Cumulative Supplier Authorizations +31% 8 15 23 announcements made since January 2016 EXHIBIT 99.1

Fiscal First Quarter 2018 Highlights 27 ($ in millions) Three Months Ended Dec-31-2017 Three Months Ended Dec-31-2016 Variance YoY 1Q-FY18 1Q-FY17 Sales and operating revenues $ 929.6 $ 794.8 17.0% Gross profit 106.9 84.4 26.7% Gross profit margin 11.5% 10.6% +90 bps Consolidated Consolidated  Volume increased 4%  Average selling prices up 13% Chemicals  Volume increased 7%  Average selling prices up 15% Plastics  Volume flat  Average selling prices up 12% ($ in millions) Three Months Ended Dec-31-2017 Three Months Ended Dec-31-2016 Variance YoY 1Q-FY18 1Q-FY17 Sales and operating revenues $ 431.9 $ 352.4 22.6% Gross profit 58.4 42.7 36.8% Gross profit margin 13.5% 12.1% +140 bps Chemicals ($ in millions) Three Months Ended Dec-31-2017 Three Months Ended Dec-31-2016 Variance YoY 1Q-FY18 1Q-FY17 Sales and operating revenues $ 462.2 $ 412.5 12.0% Gross profit 41.9 36.0 16.4% Gross profit margin 9.1% 8.7% +40 bps Plastics EXHIBIT 99.1

Fiscal First Quarter 2018 Consolidated Results 28 *Non-GAAP financial measure; See appendix slides for reconciliation to the most comparable GAAP financial measure **Non-GAAP financial measure; Calculated as adjusted EBITDA divided by gross profit ($ in millions) Three Months Ended Dec-31-2017 Three Months Ended Dec-31-2016 Variance YoY 1Q-FY18 1Q-FY17 $ % Sales and operating revenues $ 929.6 $ 794.8 $ 134.8 17.0% Cost of sales and operating expenses 822.7 710.4 112.3 15.8% Gross profit 106.9 84.4 22.5 26.7% SG&A 84.8 74.5 10.3 13.8% Transaction related costs 0.1 0.8 (0.7) (87.5)% Change in FV of contingent consideration obligation (18.6) 10.6 (29.2) (275.5)% Operating income (loss) 40.6 (1.5) 42.1 2,806.7% Other income 0.1 2.4 (2.3) (95.8)% Interest expense, net (12.9) (11.9) (1.0) (8.4)% Income (loss) before income taxes 27.8 (11.0) 38.8 352.7% Income tax expense (benefit) 1.3 (2.7) 4.0 148.1% Net income (loss) $ 26.5 $ (8.3) $ 34.8 419.3% Adjusted* EBITDA $ 44.2 $ 33.8 $ 10.4 30.8% Adjusted* EBITDA % of sales 4.8% 4.3% +50 bps Conversion Ratio** 41.3% 40.0% +130 bps EXHIBIT 99.1

EXHIBIT 99.1

nexeo solutions

Key Balance Sheet Metrics

($ in millions)

Total Debt [1]



$831.4
$845.1
$901.0
Q1-FY17
Q4-FY17
Q1-FY18

Cash



$33.3
$53.9
$41.4
Q1-FY17
Q4-FY17
Q1-FY18

Net Debt [1][2]



Leverage (3)
$798.1
$791.2
$859.6
4.7x
4.3x
4.4x
Q1-FY17
Q4-FY17
Q1-FY18

Working Capital [4]



$473.8
$528.7
$604.1
14.0%
14.5%
16.0%
Q1-FY17
Q4-FY17
Q1-FY18
Working Capital
Working Capital % TTM Sales

(1) Total debt and Net Debt include unamortized debt issuance costs in accordance with the adoption of ASU No. 2015-03 and ASU No. 2015-15
(2) Net Debt is a non-GAAP financial measure and is defined as long-term debt and capital lease obligations, net of discount and deferred financing costs, plus short-term borrowings and current portion of long-term debt and capital lease obligations less cash and cash equivalents; See appendix slides for a reconciliation of Net Debt to the most comparable GAAP financial measure
(3) Leverage is calculated as Net Debt divided by adjusted EBITDA from continuing operations; See appendix slides for a reconciliation of Net Debt and adjusted EBITDA to the most comparable GAAP financial measure
(4) Working capital is calculated as accounts receivable plus inventory less accounts payable

29

EXHIBIT 99.1

nexeo solutions

Fiscal First Quarter 2018 Financial Results

In millions (except per share data)	Three Months Ended Dec-31-2017 1Q-FY18	Three Months Ended Dec-31-2016 1Q-FY17	Variance YoY $	Variance YoY %
Sales and operating revenues				
Chemicals	$ 431.9	$ 352.4	79.5	22.6 %
Plastics	462.2	412.5	49.7	12.0 %
Other	35.5	29.9	5.6	18.7 %
Total sales and operating revenues	**929.6**	**794.8**	**134.8**	**17.0 %**
Gross profit				
Chemicals	58.4	42.7	15.7	36.8 %
Margin	*13.5%*	*12.1%*	*140 bps*	
Plastics	41.9	36.0	5.9	16.4 %
Margin	*9.1%*	*8.7%*	*40 bps*	
Other	6.6	5.7	0.9	15.8 %
Total gross profit	**106.9**	**84.4**	**22.5**	**26.7 %**
Total gross profit margin	*11.5%*	*10.6%*	*90 bps*	
SG&A	84.8	74.5	10.3	13.8 %
Transaction related costs	0.1	0.8	(0.7)	(87.5)%
Change in fair value related to contingent consideration	(18.6)	10.6	(29.2)	(275.5)%
Operating income (loss)	**40.6**	**(1.5)**	**42.1**	**2806.7 %**
Other income	0.1	2.4	(2.3)	(95.8)%
Interest expense, net	(12.9)	(11.9)	(1.0)	(8.4)%
Income (loss) before income taxes	**27.8**	**(11.0)**	**38.8**	**352.7 %**
Income tax expense (benefit)	1.3	(2.7)	4.0	148.1 %
Net income (loss) attributable to Nexeo Solutions, Inc.	**$ 26.5**	**$ (8.3)**	**$ 34.8**	**419.3 %**
Net income (loss) per share				
Basic	$ 0.35	$ (0.11)		
Diluted	$ 0.34	$ (0.11)		
Adjusted* net income	**$ 10.6**	**$ 0.0**	**$ 10.6**	**NA**
Adjusted* net income (loss) per share				
Basic	$ 0.14	$ 0.00		
Diluted	$ 0.14	$ 0.00		
Adjusted* EBITDA	**$ 44.2**	**$ 33.8**	**$ 10.4**	**30.8 %**
Adjusted* EBITDA % of sales	**4.8%**	**4.3%**	***50 bps***	
Conversion Ratio**	**41.3%**	**40.0%**	***130 bps***	

*Non-GAAP financial measure; See appendix slides for reconciliation to the most comparable GAAP financial measure

**Non-GAAP financial measure; Calculated as adjusted EBITDA divided by gross profit

30

EXHIBIT 99.1

Fiscal Year 2017 Financials

nexeo solutions

In millions (except per share data)	Successor	Successor	Predecessor	Combined	Variance	
	Fiscal Year Ended Sep-30-2017	Fiscal Year Ended Sep-30-2016[1]	Oct-01-2015 through Jun-08-2016	Fiscal Year Ended Sep-30-2016	YoY	
	FY 2017	FY 2016	FY 2016	FY 2016	Difference	% Change
Sales and operating revenues						
Chemicals	$ 1,667.2	$ 478.1	$ 1,066.4	$ 1,544.5	$ 122.7	7.9 %
Plastics	1,841.7	546.7	1,192.2	1,738.9	102.8	5.9 %
Other	128.0	40.9	81.5	122.4	5.6	4.6 %
Total sales and operating revenues	**3,636.9**	**1,065.7**	**2,340.1**	**3,405.8**	**231.1**	**6.8 %**
Gross profit						
Chemicals (2)	205.6	55.7	136.2	191.9	13.7	7.1 %
Margin	*12.3%*	*11.7%*	*12.8%*	*12.4%*	*(10) bps*	
Plastics (3)	167.2	43.6	117.6	161.2	6.0	3.7 %
Margin	*9.1%*	*8.0%*	*9.9%*	*9.3%*	*(20) bps*	
Other	25.6	9.1	18.1	27.2	(1.6)	(5.9)%
Total gross profit	**398.4**	**108.4**	**271.9**	**380.3**	**18.1**	**4.8 %**
Total gross profit margin	*11.0%*	*10.2%*	*11.6%*	*11.2%*	*(20) bps*	
SG&A (4)	312.9	91.7	208.9	300.6	12.3	4.1 %
Transaction related costs	1.9	21.3	33.4	54.7	(52.8)	(96.5)%
Change in fair value related to contingent consideration	16.2	(11.2)	-	(11.2)	27.4	244.6 %
Operating income	**67.4**	**6.6**	**29.6**	**36.2**	**31.2**	**86.2 %**
Other income	8.3	0.5	2.9			
Interest expense, net	(50.8)	(14.3)	(42.2)			
Net income (loss) from continuing operations before income taxes	**24.9**	**(7.2)**	**(9.7)**			
Income tax expense (benefit)	10.5	1.2	4.2			
Net income (loss) from continuing operations	**14.4**	**(8.4)**	**(13.9)**			
Net income from discontinued operations, net of tax	-	-	0.1			
Net income (loss) Attributed to Nexeo Solutions, Inc.	**$ 14.4**	**$ (8.4)**	**$ (13.8)**			
Net income (loss) per share available to common stockholders						
Basic	$ 0.19	$ (0.24)				
Diluted	$ 0.19	$ (0.24)				
Adjusted EBITDA*	**$ 184.6**	**$ 60.9**	**$ 112.8**	**$ 173.7**	**$ 10.9**	**6.3 %**
Adjusted EBITDA* % of sales	**5.1%**	**5.7%**	**4.8%**	**5.1%**	***0 bps***	
Conversion Ratio**	**46.3%**	**56.2%**	**41.5%**	**45.7%**	***60 bps***	

(1) The fiscal year ended September 30, 2016 includes 114 days of the acquired business' operating activities as a result of the consummation of the Business Combination on June 9, 2016
(2) FY 2017 includes $4.9 million of additional depreciation expense related to the business combination compared to the prior year
(3) FY 2017 includes $1.9 million of additional depreciation expense related to the business combination compared to the prior year
(4) FY 2017 includes $7.2 million of additional depreciation and amortization expense related to the business combination compared to the prior year and the Ultra Chem acquisition
*Non-GAAP financial measure; See appendix slides for reconciliation to the most comparable GAAP financial measure
**Non-GAAP financial measure; Calculated as adjusted EBITDA divided by gross profit

31

32 Non-GAAP Reconciliation Nexeo Solutions, Inc. and Subsidiaries Adjusted Net Income Reconciliation Q1-FY17 Q2-FY17 Q3-FY17 Q4-FY17 Q1-FY18 Amount Per Share* Amount Per Share* Amount Per Share* Amount Per Share* Amount Per Share* Net income (loss) $ (8.3) $ (0.11) $ (1.1) $ (0.01) $ 10.2 $ 0.13 $ 13.6 $ 0.18 $ 26.5 $ 0.34 Change in fair value of contingent consideration obligation 10.6 0.14 10.0 0.13 (0.8) (0.01) (3.6) (0.05) (18.6) (0.24) Tax impact of change in fair value of contingent consideration obligation (2.3) (0.03) (2.1) (0.03) 0.2 0.00 0.8 0.01 2.7 0.04 Adjusted net income $ 0.0 $ 0.00 $ 6.8 $ 0.09 $ 9.6 $ 0.12 $ 10.8 $ 0.14 $ 10.6 $ 0.14 ($ in millions except per share data, Unaudited) * Per share amounts based on basic shares for Q1-FY17 and Q2-FY17 and diluted shares for Q3-FY17, Q4-FY17 and Q1-FY18 EXHIBIT 99.1

33 Non-GAAP Reconciliation (continued) (1) See Non-GAAP Reconciliation: Last Twelve Months Ending - Other Operating Expenses, Net. Nexeo Solutions, Inc. and Subsidiaries LTM Adjusted EBITDA Reconciliation ($ in millions, Unaudited) 09/30/2012 09/30/2013 09/30/2014 09/30/2015 09/30/2016 09/30/2017 12/31/2017 Net income (loss) $ (18.9) $ (6.3) $ 4.9 $ 20.4 $ (22.2) $ 14.4 $ 49.2 Net loss attributable to noncontrolling interest - 1.7 1.3 - - - - Net (income) loss from discontinued operations - - (18.4) 0.8 (0.1) - - Interest expense, net 45.0 57.7 63.6 64.7 56.5 50.8 51.8 Income tax expense 1.0 4.7 7.3 3.9 5.4 10.5 14.5 Depreciation and amortization 39.4 38.7 53.4 52.6 58.3 73.1 75.8 Other operating expenses, net (1) 55.6 53.6 39.6 34.1 75.8 35.8 3.7 Adjusted EBITDA from continuing operations $ 122.1 $ 150.1 $ 151.7 $ 176.5 $ 173.7 $ 184.6 $ 195.0 Last Twelve Months Ending EXHIBIT 99.1

EXHIBIT 99.1

Non-GAAP Reconciliation (continued)

nexeo solutions

Nexeo Solutions, Inc. and Subsidiaries
LTM Other Operating Expenses, Net

($ in millions, Unaudited)

	Last Twelve Months Ending						
	09/30/2012	09/30/2013	09/30/2014	09/30/2015	09/30/2016	09/30/2017	12/31/2017
Management add-backs (1)	$ 30.8	$ 29.1	$ 22.4	$ 16.2	$ 8.9	$ 10.6	$ 9.4
Change in FV of contingent consideration obligations	-	-	-	-	(11.2)	16.2	(13.0)
FY 2015 special one-time compensation incentives (2)	-	-	-	8.9	-	-	-
Foreign exchange (gains) losses, net (3)	0.6	1.3	1.2	2.2	2.6	0.6	(0.7)
Management fees (4)	7.0	5.5	5.1	4.7	2.2	-	-
Letter of credit fees not included in interest expense	0.8	-	-	-	-	-	-
Compensation expense related to management equity plan (non-cash)	1.8	1.4	1.0	1.2	2.2	5.5	5.8
Gain on sale of Franklin Park facility	-	-	-	-	2.6	-	-
Inventory step up	-	-	-	-	13.8	1.0	1.0
LIFO average cost accounting principle change (5)	5.5	-	-	-	-	-	-
Transitional pension and medical payments – Ashland employees (6)	0.6	-	-	-	-	-	-
Transaction and other transaction related items (7)	8.5	16.3	9.9	0.9	54.7	1.9	1.2
Other operating expenses, net	**$ 55.6**	**$ 53.6**	**$ 39.6**	**$ 34.1**	**$ 75.8**	**$ 35.8**	**$ 3.7**

(1) One-time management adjustments associated with integration, restructuring, transformational activities and asset impairments
(2) Special one-time compensation incentive approved by the Compensation Committee for fiscal year 2015 performance
(3) Includes the impact of net realized and unrealized foreign exchange gains and losses related to transactions in currencies other than the functional currency of the respective legal entity for the purpose of evaluating company performance and facilitate more meaningful comparisons of performance to other fiscal periods
(4) Management, monitoring, consulting, reimbursable fees and leverage fees, per the agreement with TPG Capital, L.P.; In connection with the business combination, this agreement was terminated
(5) Cumulative adjustment for LIFO to average cost inventory accounting method change
(6) Transitional pension and medical payments owed to certain Ashland employees pursuant to the Agreement of Purchase and Sale, dated November 5, 2010 by and between Ashland and Nexeo Solutions, LLC (formerly TPG Accolade, LLC), as amended
(7) Includes professional and transaction costs related to acquisitions, potential acquisitions and other business combination related items

34

35 Non-GAAP Reconciliation (continued) Nexeo Solutions, Inc. and Subsidiaries Net Debt Reconciliation ($ in millions, Unaudited) Q4-FY13 Q4-FY14 Q4-FY15 Q4-FY16 Q4-FY17 Q1-FY18 Long-term debt and capital lease obligations, less current portion, net $ 638.9 $ 905.0 $ 854.4 $ 765.6 $ 794.0 $ 852.6 Short-term borrowings and current portion of long- term debt and capital lease obligations 57.0 54.4 72.4 47.7 51.1 48.4 Total Debt 695.9 959.4 926.8 813.3 845.1 901.0 Cash and cash equivalents (74.6) (88.2) (127.7) (47.5) (53.9) (41.4) Net Debt $ 621.3 $ 871.2 $ 799.1 $ 765.8 $ 791.2 $ 859.6 Predecessor Successor EXHIBIT 99.1

INVESTOR RELATIONS Tel: +1.281.297.0856 E-mail: Investor.Relations@nexeosolutions.com EXHIBIT 99.1